POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Anthony C. Green and Glenn Votek, or any of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1)           execute for and on behalf  of the undersigned, in the undersigned's capacity as a director, officer and/or stockholder of Annaly Capital Management, Inc., a Maryland corporation (the "Company"), Forms 3, 4, and 5 in accordance  with Section  16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)           do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file, electronically or by hand, such form with the Securities and Exchange Commission and any stock exchange or similar authority; and

(3)           take any other action of any type whatsoever in connection with the foregoing which, in the opinion  of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood  that the documents  executed by such attorney-in-fact on behalf  of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain  such terms and conditions as such attorney-in-fact may approve in such attorney-in- fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in- fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned  is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities  issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.  Notwithstanding the foregoing, this Power of Attorney will cease to be in effect as to any attorney-in-fact who is no longer an executive officer of the Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 11th day of October 2017.

Principal:

David L. Finkelstein

/s/ David L. Finkelstein

STATE OF NEW YORK               )
                                 ) ss:
COUNTY OF NEW YORK              )

On this 11th day of October 2017, before me, a Notary Public, personally appeared David L. Finkelstein, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within Authentication Document and in due form of law acknowledged the foregoing Authentication Document to be his act and deed.

WITNESS my hand and notarial seal.

/s/ Rachel L Freedman

Notary Public

RACHEL L FREEDMAN
NOTARY PUBLIC - STATE OF NEW YORK
No. 01FR6297334
Qualified in New York County
My Commission Expires February 18, 2018

[notarial seal]